Exhibit 99.1
Cronos Group to Restate Certain 2019 Unaudited Interim Financial Statements

TORONTO, March 17, 2020 (GLOBE NEWSWIRE) -- Cronos Group Inc. (NASDAQ: CRON) (TSX: CRON) (“Cronos Group” or the “Company”) announced today that the Company determined, on the recommendation of the Audit Committee of the Company’s Board of Directors and after consultation with KPMG LLP, the Company’s independent registered public accounting firm, that Cronos Group’s previously issued unaudited interim financial statements for first, second and third quarters of 2019 prepared in accordance with International Financial Reporting Standards as filed on SEDAR, and with the U.S. Securities and Exchange Commission on Form 6-K, will be restated and reissued and should no longer be relied upon.

As previously announced, the Audit Committee of the Company’s Board of Directors has been conducting a review of certain bulk resin purchases and sales of products through the wholesale channel, and the restatement is being made to eliminate certain of these transactions through the wholesale channel. The Company will reduce revenue for the three months ended March 31, 2019 by C$2.5 million and the three months ended September 30, 2019 by C$5.1 million.

Cronos Group intends to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including its audited annual financial statements for the fiscal year ended December 31, 2019, no later than March 30, 2020. However, no assurance can be given that the anticipated timing of filing will be met due to the impact of COVID-19, as well as the need for the Company’s auditors to complete their audit work, among other things. In connection with the restatement, the Company anticipates that it will report one or more material weakness in internal control over financial reporting when it files its Form 10-K.

About Cronos Group Inc.
Cronos Group is an innovative global cannabinoid company with international production and distribution across five continents. Cronos Group is committed to building disruptive intellectual property by advancing cannabis research, technology and product development. With a passion to responsibly elevate the consumer experience, Cronos Group is building an iconic brand portfolio. Cronos Group’s portfolio includes PEACE NATURALS™, a global health and wellness platform, two adult-use brands, COVE™ and Spinach™, and two hemp-derived CBD brands, Lord Jones™ and PEACE+™. For more information about Cronos Group and its brands, please visit: www.thecronosgroup.com

Forward-Looking Statements
This news release contains “forward‐looking information” and “forward‐looking statements” within the meaning of applicable Canadian and U.S. securities laws. All information contained herein that is not clearly historical in nature may constitute forward‐looking information. In some cases, forward‐looking statements can be identified by words or phrases such as “may”, “will”, “expect”, “plan”, “anticipate”, “intend”, “potential”, “estimate”, “believe” or the negative of these terms, or other similar expressions intended to identify forward‐looking statements. Some of the forward‐looking statements contained in this press release include the timing of the restatement of Cronos Group’s unaudited interim financial statements and the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the impact of any material weaknesses that may be identified as a result of the Audit Committee review. Forward‐looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies that may cause the actual timing of the restatement of Cronos Group’s financial statements and the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, financial results, performance or achievements to be materially different from the estimated future restatement time, filing time, results, performance or achievements expressed or implied by those forward‐looking statements and the forward‐looking statements are not guarantees of future performance. A discussion of some of the material risks applicable to the Company can be found in the Company’s current Management’s Discussion and Analysis and Annual Information Form and under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December, 31, 2019, each of which have been filed on SEDAR and EDGAR and can be accessed at www.sedar.com and www.sec.gov/edgar, respectively. The forward‐looking information included in this news release is made as of the date of this news release and, except as required by law, Cronos Group disclaims any obligation to update or revise any forward‐looking statements. Readers are cautioned not to put undue reliance on these forward‐looking statements.

Cronos Group Contact
Anna Shlimak
Tel: (416) 504-0004
investor.relations@thecronosgroup.com